Exhibit 99.1

Contacts:	UInvestors/Analysts
Tiffany Louder
Alliance Data
214-494-3048
Tiffany.Louder@AllianceData.com

UMedia
Shelley Whiddon
Alliance Data
214-494-3811
Shelley.Whiddon@AllianceData.com

Alliance Data Reports Full-Year 2017 Results

• Revenue Increases 8 Percent to $7.72 Billion
•  EPS Increases 92 Percent to $14.10
•  Core EPS Increases 14 Percent to $19.35
•  Quarterly Dividend Increased 10 Percent to $0.57

PLANO, TX, January 25, 2018 – Alliance Data Systems Corporation (NYSE: ADS), a leading global provider of data-driven marketing and loyalty solutions, today announced results for the year ended December 31, 2017.

SUMMARY	Quarter Ended December 31,			Year Ended December 31,
(in millions, except per share amounts)	2017	2016	% Change	2017	2016	% Change
Revenue	$2,106	$1,828	+15%	$7,719	$7,138	+8%
Net income	$271	$11	nm*	$789	$518	+52%
Net income attributable to Alliance Data stockholders per diluted share ("EPS") (a)	$4.88	$0.18	nm*	$14.10	$7.34	+92%
Diluted shares outstanding	55.6	57.9		55.9	58.9
*******************************
Supplemental Non-GAAP Metrics (b):
Adjusted EBITDA	$598	$566	+6%	$2,218	$2,096	+6%
Adjusted EBITDA, net of funding costs and non- controlling interest ("adjusted EBITDA, net") (a)	$514	$507	+1%	$1,937	$1,880	+3%
Core earnings attributable to Alliance Data stockholders per diluted share ("core EPS") (a)	$6.26	$4.67	+34%	$19.35	$16.92	+14%

(a)	Profitability measures shown above are net of amounts attributable to the minority interest in Netherlands-based BrandLoyalty, referred to as 'non-controlling interest.'
(b)	See "Financial Measures" below for a discussion of non-GAAP financial measures.
*	nm – not meaningful.

Alliance Data Systems Corporation
January 25, 2018

Highlights for 2017 are:
• Revenue of $7.72 billion - $7.8 billion adjusted for (~$80) million of hurricane impact
• Core EPS of $18.33 - excluding the net tax benefit - exceeding guidance of $18.10
• AIR MILES® achieved profitability targets
• Epsilon's Technology Platform offering returned to growth
• Card Services' delinquency wedge effectively closed when adjusted for hurricane impacts
• Cash dividend increased 10 percent to $0.57 starting in first quarter of 2018
• Positive impact of tax reform, net of initiatives - $1.02 in 2017 and $1.00 to $1.50 in 2018
Ed Heffernan, president and chief executive officer of Alliance Data, commented, "It was another solid year for Alliance Data as revenue increased 8 percent to $7.72 billion and core EPS increased 14 percent to $19.35."
Heffernan continued, "As you can see from the last bullet above, we are a significant beneficiary of the recently enacted tax reform. In keeping with the goals and spirit of this legislation, we will use a portion of the tax savings to: 1) bolster our human capital base; and 2) accelerate key initiatives, such as developing a consumer deposits funding source for Card Services, and scaling up promising areas such as Epsilon's digital CRM business. Toward those goals, we increased our bonus pool to non-executive associates by $12 million in 2017, and plan to reinvest up to $0.50 of the projected 2018 tax benefit back into the Company as noted above."
FULL-YEAR CONSOLIDATED RESULTS
Revenue increased 8 percent to $7.72 billion. EPS increased 92 percent to $14.10 and core EPS increased 14 percent to $19.35 for 2017. Adjusted EBITDA, net increased 3 percent to $1.94 billion.
FOURTH-QUARTER CONSOLIDATED RESULTS
Revenue increased 15 percent to $2.11 billion for the fourth quarter of 2017. EPS increased to $4.88 and core EPS increased 34 percent to $6.26 for the fourth quarter of 2017. Adjusted EBITDA, net increased 1 percent to $514 million for the fourth quarter of 2017.
The recent tax reform legislation benefited the fourth quarter of 2017. Specifically, the new federal corporate tax rate of 21 percent necessitated the re-valuation of certain deferred tax assets and liabilities previously established at higher tax rates. Since the Company was in a net deferred tax liability position, the adjustment reduced the provision for income taxes by $65 million. Net of the special bonuses discussed above, the benefit to 2017 was approximately $1.02 to both per share measures.

Alliance Data Systems Corporation
January 25, 2018

FOURTH-QUARTER SEGMENT REVIEW
LoyaltyOne®: Revenue increased 56 percent to $385 million while adjusted EBITDA increased 9 percent to $80 million for the fourth quarter of 2017. Foreign exchange translation rates had a nominally positive impact to financial results.
AIR MILES and BrandLoyalty revenues were $193 million and $192 million, respectively, for the fourth quarter of 2017. AIR MILES reward miles issued decreased 5 percent for the fourth quarter of 2017, due to reduced promotional activity.
Epsilon®: Revenue increased 7 percent to $640 million, while adjusted EBITDA decreased 2 percent to $159 million for the fourth quarter of 2017. The decline in adjusted EBITDA is due to $13 million of additional incentive compensation compared to the fourth quarter of 2016.
The Auto and CRM offerings were the primary revenue drivers for the fourth quarter of 2017, both with double-digit growth. Importantly, Technology Platform revenue increased 7 percent for the fourth quarter of 2017, driven by new client wins.
Card Services: Revenue increased 10 percent to $1.09 billion and adjusted EBITDA, net increased 4 percent to $311 million for the fourth quarter of 2017.
Hurricanes Harvey and Irma, which prompted us to provide a two-month leniency period for cardholders in FEMA-designated "individual assistance" disaster areas, reduced revenue by approximately $40 million for the fourth quarter of 2017. In addition, the transition of cardholders out of the hurricane-related leniency period in December increased the year-end delinquency rate by about 20 basis points.
2018 Updated Guidance
• Revenue of $8.35 billion, representing an 8 percent increase. Original guidance of $8.7 billion reduced for approximately $350 million accounting reclassification for AIR MILES under the new revenue recognition standard, which went into effect January 1, 2018 (change to a net versus gross presentation)
• Core EPS of $22.50 to $23.00, representing a 16 to 19 percent increase over 2017.

Alliance Data Systems Corporation
January 25, 2018

Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give our expectations or forecasts of future events and can generally be identified by the use of words such as "believe," "expect," "anticipate," "estimate," "intend," "project," "plan," "likely," "may," "should" or other words or phrases of similar import. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements.  Examples of forward-looking statements include, but are not limited to, statements we make regarding our expected operating results, future economic conditions including currency exchange rates, future dividend declarations and the guidance we give with respect to our anticipated financial performance.
We believe that our expectations are based on reasonable assumptions. Forward-looking statements, however, are subject to a number of risks and uncertainties that could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, and no assurances can be given that our expectations will prove to have been correct. These risks and uncertainties include, but are not limited to, factors set forth in the Risk Factors section in our Annual Report on Form 10-K for the most recently ended fiscal year, which may be updated in Item 1A of, or elsewhere in, our Quarterly Reports on Form 10-Q filed for periods subsequent to such Form 10-K.
Our forward-looking statements speak only as of the date made, and we undertake no obligation, other than as required by applicable law, to update or revise any forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.
Financial Measures
In addition to the results presented in accordance with generally accepted accounting principles, or GAAP, the Company may present financial measures that are non-GAAP measures, such as constant currency financial measures, adjusted EBITDA, adjusted EBITDA margin, adjusted EBITDA, net of funding costs and non-controlling interest, core earnings and core earnings per diluted share (core EPS). Constant currency excludes the impact of fluctuations in foreign exchange rates. The Company calculates constant currency by converting our current period local currency financial results using the prior period exchange rates. The Company uses adjusted EBITDA and adjusted EBITDA, net as an integral part of internal reporting to measure the performance and operational strength of reportable segments and to evaluate the performance of senior management. Adjusted EBITDA eliminates the uneven effect across all reportable segments of non-cash depreciation of tangible assets and amortization of intangible assets, including certain intangible assets that were recognized in business combinations, and the non-cash effect of stock compensation expense. Similarly, core earnings and core EPS eliminate non-cash or non-operating items, including, but not limited to, stock compensation expense, amortization of purchased intangibles, amortization of debt issuance and hedging costs, mark-to-market gains or losses on interest rate derivatives, changes to the expiry policy and regulatory settlements. The Company believes that these non-GAAP financial measures, viewed in addition to and not in lieu of the Company's reported GAAP results, provide useful information to investors regarding the Company's performance and overall results of operations.

Alliance Data Systems Corporation
January 25, 2018

Reconciliation of Non-GAAP Financial Measures
Reconciliations to comparable GAAP financial measures are available in the accompanying schedules, which are posted as part of this earnings release in both the News and Investors sections on the Company's website (www.alliancedata.com). No reconciliation is provided with respect to forward-looking annual guidance for 2018 core EPS as the Company cannot reliably predict all necessary components or their impact to reconcile core EPS to GAAP EPS without unreasonable effort. The events necessitating a non-GAAP adjustment are inherently unpredictable and may have a material impact on the Company's future results.
The financial measures presented are consistent with the Company's historical financial reporting practices. Core earnings and core EPS represent performance measures and are not intended to represent liquidity measures. The non-GAAP financial measures presented herein may not be comparable to similarly titled measures presented by other companies, and are not identical to corresponding measures used in other various agreements or public filings.
Conference Call
Alliance Data will host a conference call on Thursday, January 25, 2018 at 8:30 a.m. (Eastern Time) to discuss the Company's fourth-quarter and full-year 2017 results. The conference call will be available via the Internet at www.alliancedata.com. There will be several slides accompanying the webcast. Please go to the website at least 15 minutes prior to the call to register, download and install any necessary software. The recorded webcast will also be available on the Company's website.
If you are unable to participate in the conference call, a replay will be available. To access the replay, please dial (855) 859-2056 or (404) 537-3406 and enter "7596568". The replay will be available at approximately 11:45 a.m. (Eastern Time) on Thursday, January 25, 2018.
About Alliance Data
Alliance Data® (NYSE: ADS) is a leading global provider of data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today's most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and emerging technologies. An S&P 500 and Fortune 500 company headquartered in Plano, Texas, Alliance Data consists of three businesses that together employ approximately 20,000 associates at more than 100 locations worldwide.

Alliance Data's card services business is a leading provider of marketing-driven branded credit card programs. Epsilon® is a leading provider of multichannel, data-driven technologies and marketing services, and also includes Conversant®, a leader in personalized digital marketing. LoyaltyOne® owns and operates the AIR MILES® Reward Program, Canada's most recognized loyalty program, and Netherlands-based BrandLoyalty, a global provider of tailor-made loyalty programs for grocers.

Follow Alliance Data on Twitter, Facebook, LinkedIn, Instagram and YouTube.

Alliance Data Systems Corporation
January 25, 2018

ALLIANCE DATA SYSTEMS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Revenue	$2,106.2	$1,827.6	$7,719.4	$7,138.1
Operating expenses:
Cost of operations	1,188.1	1,231.1	4,436.2	4,420.0
Provision for loan loss	332.2	289.5	1,140.1	940.5
Depreciation and amortization	123.2	127.4	497.6	512.1
Total operating expenses	1,643.5	1,648.0	6,073.9	5,872.6
Operating income	462.7	179.6	1,645.5	1,265.5
Interest expense, net:
Securitization funding costs	46.7	34.1	156.6	125.6
Interest expense on deposits	37.2	24.7	125.1	84.7
Interest expense on long-term and other debt, net	72.5	58.9	282.7	218.2
Total interest expense, net	156.4	117.7	564.4	428.5
Income before income tax	$306.3	$61.9	$1,081.1	$837.0
Income tax expense	35.0	51.4	292.4	319.4
Net income	$271.3	$10.5	$788.7	$517.6
Less: Net income attributable to non-controlling interest	—	—	—	1.8
Net income attributable to common stockholders	$271.3	$10.5	$788.7	$515.8

Per share data:

Numerator
Net income attributable to common stockholders	$271.3	$10.5	$788.7	$515.8
Less: Accretion of redeemable non-controlling interest	—	—	—	83.5
Net income attributable to common stockholders after accretion of redeemable non-controlling interest	$271.3	$10.5	$788.7	$432.3

Denominator
Weighted average shares outstanding – basic	55.3	57.6	55.7	58.6
Weighted average shares outstanding – diluted	55.6	57.9	55.9	58.9

Basic – Net income attributable to common stockholders	$4.91	$0.18	$14.17	$7.37
Diluted – Net income attributable to common stockholders	$4.88	$0.18	$14.10	$7.34

Alliance Data Systems Corporation
January 25, 2018

ALLIANCE DATA SYSTEMS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	December 31, 2017	December 31, 2016

Assets
Cash and cash equivalents	$4,190.0	$1,859.2
Credit card and loan receivables:
Credit card and loan receivables	18,613.8	16,543.9
Allowance for loan loss	(1,119.3)	(948.0)
Credit card and loan receivables, net	17,494.5	15,595.9
Credit card and loan receivables held for sale	1,026.3	417.3
Redemption settlement assets, restricted	589.5	324.4
Intangible assets, net	800.6	1,003.3
Goodwill	3,880.1	3,800.7
Other assets	2,703.8	2,513.3
Total assets	$30,684.8	$25,514.1

Liabilities and Equity
Deferred revenue	$966.9	$931.5
Deposits	10,930.9	8,391.9
Non-recourse borrowings of consolidated securitization entities	8,807.3	6,955.4
Long-term and other debt	6,079.6	5,601.4
Other liabilities	2,044.8	1,975.7
Total liabilities	28,829.5	23,855.9
Stockholders' equity	1,855.3	1,658.2
Total liabilities and equity	$30,684.8	$25,514.1

Alliance Data Systems Corporation
January 25, 2018

ALLIANCE DATA SYSTEMS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In millions)
	Year Ended December 31,
	2017	2016 (1)

Cash Flows from Operating Activities:
Net income	$788.7	$517.6
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	497.6	512.1
Deferred income taxes	(113.8)	(30.8)
Provision for loan loss	1,140.1	940.5
Non-cash stock compensation	75.1	76.5
Amortization of deferred financing costs	44.0	34.7
Change in breakage rate estimate	—	284.5
Change in operating assets and liabilities	94.8	(360.4)
Originations of loan receivables held for sale	(8,709.4)	(7,366.3)
Sales of loan receivables held for sale	8,651.9	7,362.8
Other	140.6	143.2
Net cash provided by operating activities	2,609.6	2,114.4

Cash Flows from Investing Activities:
Change in redemption settlement assets	(243.1)	148.7
Change in credit card and loan receivables	(3,600.2)	(3,505.4)
Purchase of credit card portfolios	—	(1,008.1)
Sale of credit card and loan portfolios	797.7	486.0
Payment for acquired business, net of cash acquired	(945.6)	—
Capital expenditures	(225.4)	(207.0)
Other	(71.9)	22.8
Net cash used in investing activities	(4,288.5)	(4,063.0)

Cash Flows from Financing Activities:
Borrowings under debt agreements	7,696.7	3,823.7
Repayments of borrowings	(7,341.4)	(3,222.8)
Non-recourse borrowings of consolidated securitization entities	5,172.5	4,404.4
Repayments/maturities of non-recourse borrowings of consolidated securitization entities	(3,320.3)	(3,930.0)
Net increase in deposits	2,543.2	2,789.9
Acquisition of non-controlling interest	—	(360.7)
Payment of deferred financing costs	(65.7)	(33.9)
Purchase of treasury shares	(553.7)	(798.8)
Dividends paid	(115.5)	(30.0)
Other	(10.9)	(4.4)
Net cash provided by financing activities	4,004.9	2,637.4

Effect of exchange rate changes on cash and cash equivalents	4.8	2.4
Change in cash and cash equivalents	2,330.8	691.2
Cash and cash equivalents at beginning of period	1,859.2	1,168.0
Cash and cash equivalents at end of period	$4,190.0	$1,859.2

(1)
Adjusted to reflect the adoption of Accounting Standards Update ("ASU") 2016-09, "Improvements to Employee Share-Based Payment Accounting." The effect of the adoption of the standard was to increase cash flows from operating activities by $26.0 million and to decrease cash flows from financing activities by $26.0 million for the year ended December 31, 2016.

Alliance Data Systems Corporation
January 25, 2018

ALLIANCE DATA SYSTEMS CORPORATION
SUMMARY FINANCIAL HIGHLIGHTS
(In millions)
(Unaudited)

	Three Months Ended December 31,			Year Ended December 31,
	2017	2016	Change	2017	2016	Change
Segment Revenue:
LoyaltyOne	$385.3	$247.2	56%	$1,303.5	$1,337.9	(3)%
Epsilon	640.3	599.9	7	2,272.1	2,155.2	5
Card Services	1,087.0	987.9	10	4,170.6	3,675.0	13
Corporate/Other	0.6	0.1	nm*	0.6	0.3	nm*
Intersegment Eliminations	(7.0)	(7.5)	nm*	(27.4)	(30.3)	nm*
Total	$2,106.2	$1,827.6	15%	$7,719.4	$7,138.1	8%

Segment Adjusted EBITDA, net:
LoyaltyOne	$80.3	$73.6	9%	$256.7	$308.9	(17)%
Epsilon	158.9	162.0	(2)	475.7	480.2	(1)
Card Services	311.4	298.5	4	1,344.9	1,213.3	11
Corporate/Other	(37.0)	(27.1)	37	(140.8)	(122.4)	15
Total	$513.6	$507.0	1%	$1,936.5	$1,880.0	3%

Key Performance Indicators:
Credit card statements generated	78.9	75.2	5%	296.7	279.4	6%
Credit sales	$9,554.6	$9,008.7	6%	$31,001.6	$29,271.3	6%
Average receivables	$17,366.9	$15,306.0	13%	$16,185.5	$14,085.8	15%
AIR MILES reward miles issued	1,540.0	1,622.1	(5)%	5,524.2	5,772.3	(4)%
AIR MILES reward miles redeemed	1,186.6	2,704.3	(56)%	4,552.1	7,071.6	(36)%

* nm-not meaningful

Alliance Data Systems Corporation
January 25, 2018

ALLIANCE DATA SYSTEMS CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Adjusted EBITDA and Adjusted EBITDA, net:
Net income	$271.3	$10.5	$788.7	$517.6
Income tax expense	35.0	51.4	292.4	319.4
Total interest expense, net	156.4	117.7	564.4	428.5
Depreciation and other amortization	46.5	43.5	183.1	167.1
Amortization of purchased intangibles	76.7	83.9	314.5	345.0
Stock compensation expense	11.6	17.1	75.1	76.5
Impact of expiry (1)	—	241.7	—	241.7
Adjusted EBITDA	$597.5	$565.8	$2,218.2	$2,095.8
Less: Funding costs (2)	83.9	58.8	281.7	210.3
Less: Adjusted EBITDA attributable to non-controlling interest	—	—	—	5.5
Adjusted EBITDA, net of funding costs and non-controlling interest	$513.6	$507.0	$1,936.5	$1,880.0

Core Earnings:
Net income	$271.3	$10.5	$788.7	$517.6
Add back: non-cash/ non-operating items:
Stock compensation expense	11.6	17.1	75.1	76.5
Amortization of purchased intangibles	76.7	83.9	314.5	345.0
Non-cash interest (3)	11.7	6.8	47.1	25.6
Impact of expiry (1)	—	241.7	—	241.7
Income tax effect (4)	(23.1)	(89.5)	(143.5)	(206.4)
Core earnings	348.2	270.5	1,081.9	1,000.0
Less: Core earnings attributable to non-controlling interest	—	—	—	4.0
Core earnings attributable to common stockholders	$348.2	$270.5	$1,081.9	$996.0

Weighted average shares outstanding – diluted	55.6	57.9	55.9	58.9
Core earnings attributable to common stockholders per share – diluted	$6.26	$4.67	$19.35	$16.92

(1)	Represents the impact of the cancellation of the AIR MILES® Reward Program's five-year expiry policy on December 1, 2016.
(2)	Represents interest expense on deposits and securitization funding costs.
(3)	Represents amortization of debt issuance and hedging costs.
(4)
Represents the tax effect for the related non-GAAP measure adjustments using the effective tax rate for each respective period exclusive of the tax reform impact. For the three months and year ended December 31, 2016, the effective tax rate was adjusted for the impact of expiry.

Alliance Data Systems Corporation
January 25, 2018

	Three Months Ended December 31, 2017
	LoyaltyOne	Epsilon	Card Services	Corporate/ Other	Total
Operating income (loss)	$57.7	$77.4	$370.2	$(42.6)	$462.7
Depreciation and amortization	21.6	76.0	23.6	2.0	123.2
Stock compensation expense	1.0	5.5	1.5	3.6	11.6
Adjusted EBITDA	80.3	158.9	395.3	(37.0)	597.5
Less: Funding costs	—	—	83.9	—	83.9
Less: Adjusted EBITDA attributable to non‑controlling interest	—	—	—	—	—
Adjusted EBITDA, net	$80.3	$158.9	$311.4	$(37.0)	$513.6

	Three Months Ended December 31, 2016
	LoyaltyOne	Epsilon	Card Services	Corporate/ Other	Total
Operating income (loss)	$(191.6)	$76.7	$328.2	$(33.7)	$179.6
Depreciation and amortization	21.1	78.6	25.7	2.0	127.4
Stock compensation expense	2.4	6.7	3.4	4.6	17.1
Impact of expiry	241.7	—	—	—	241.7
Adjusted EBITDA	73.6	162.0	357.3	(27.1)	565.8
Less: Funding costs	—	—	58.8	—	58.8
Less: Adjusted EBITDA attributable to non‑controlling interest	—	—	—	—	—
Adjusted EBITDA, net	$73.6	$162.0	$298.5	$(27.1)	$507.0

	Year Ended December 31, 2017
	LoyaltyOne	Epsilon	Card Services	Corporate/ Other	Total
Operating income (loss)	$167.0	$134.5	$1,517.4	$(173.4)	$1,645.5
Depreciation and amortization	81.7	309.7	98.4	7.8	497.6
Stock compensation expense	8.0	31.5	10.8	24.8	75.1
Adjusted EBITDA	256.7	475.7	1,626.6	(140.8)	2,218.2
Less: Funding costs	—	—	281.7	—	281.7
Less: Adjusted EBITDA attributable to non‑controlling interest	—	—	—	—	—
Adjusted EBITDA, net	$256.7	$475.7	$1,344.9	$(140.8)	$1,936.5

	Year Ended December 31, 2016
	LoyaltyOne	Epsilon	Card Services	Corporate/ Other	Total
Operating income (loss)	$(24.0)	$123.2	$1,318.3	$(152.0)	$1,265.5
Depreciation and amortization	86.6	325.2	91.2	9.1	512.1
Stock compensation expense	10.1	31.8	14.1	20.5	76.5
Impact of expiry	241.7	—	—	—	241.7
Adjusted EBITDA	314.4	480.2	1,423.6	(122.4)	2,095.8
Less: Funding costs	—	—	210.3	—	210.3
Less: Adjusted EBITDA attributable to non‑controlling interest	5.5	—	—	—	5.5
Adjusted EBITDA, net	$308.9	$480.2	$1,213.3	$(122.4)	$1,880.0